Exhibit 99.2

RISK FACTORS

Set forth below are risk factors affecting an investment in Riverstone Networks, Inc. (the “Company”). In the risk factors below, all references to “Riverstone,” “we,” “us” or “our” mean Riverstone Networks, Inc. and its subsidiaries, except where it is made clear that the term means only the parent company.

We are aware that our internal processes and controls and our disclosure controls have been inadequate in the past; if the processes and controls we have implemented and continue to implement are inadequate, we may not be able to comply with our certification requirements under applicable SEC rules.

In the past, we identified material weaknesses and other deficiencies in our internal controls over financial reporting and disclosure. These deficiencies contributed to our need to restate previously reported interim financial information for each of the first three quarters of our fiscal year ended March 1, 2003, and to the delays in our issuing audited financial statements for that period. We have also been unable to file annual financial statements for our fiscal year 2004 or interim or annual financial statements for fiscal year 2005 or interim financial statements for fiscal year 2006 on a timely basis. We have undertaken numerous additional processes and controls, and have retained an international accounting firm to assist us in implementing controls compliant with Exchange Act Rules 13a-15 and 15d-15. However, if we are unsuccessful in adequately implementing these processes and controls, we may be unable to comply with Exchange Act Rules 13a-15 and 15d-15, which specify the processes and controls that registered companies are required to implement, and Exchange Act Rules 13a-14 and 15d-15, which specify the required certifications of disclosure in quarterly and annual reports. Even if we implement such controls, there can be no assurance that they will detect or prevent future improper or fraudulent acts that are meant to cause the Company to incorrectly report revenue or other financial information.

During 2005, we have worked with Grant Thornton LLP, our independent public accounting firm, to resolve issues concerning the application of Generally Accepted Accounting Principles to our revenue from products and services; it remains unclear what the outcome of the process with our auditors and the SEC will be, and when current financial statements will be filed.

In the course of completing the fiscal year 2004 audit, our auditors raised certain technical issues concerning the accounting treatment of revenue for products and services delivered to customers. We believe that these issues relate only to the timing of revenue recognition in specific periods, and do not question whether sales transactions occurred. Further, the issues under discussion do not involve accounting irregularities, and have no impact on the Company’s cash position. Rather, the delay in the Company’s filing its financial statements is the result of complexity regarding the application of Generally Accepted Accounting Principles (“GAAP”) to the Company’s sales transactions. Together with its auditors, the Company has been consulting with the Office of the Chief Accountant of the Securities & Exchange Commission (“SEC”) since earlier this year regarding the proper application of GAAP to the Company’s revenue transactions. It remains uncertain what the exact nature of the resolution of the pending accounting issues will be. Until the audit work is complete, there is a risk that Grant Thornton will not provide an audit opinion or complete reviews of our quarterly financial statements, which would prevent us from filing our periodic reports on Forms 10-Q and 10-K.

We have a history of operating losses and cannot assure you that we will operate profitably in the future.

We have not yet achieved profitability on an operating basis, and we cannot be certain that we will realize sufficient revenue to achieve profitability in the future. We incurred significant net losses during fiscal years 2003, 2004 and 2005. In addition, our cash burn has exceeded cash receipts for every period since we filed our last Form 10-Q except for the second quarter of fiscal year 2005. For the foreseeable future, we anticipate incurring significant sales and marketing, product development and general and administrative expenses, which will require us to achieve significantly higher revenue than we do currently in order to achieve profitability.

We may need to raise additional capital in the future to execute our business strategy. Our ability to raise capital in the future may be limited and our failure to raise capital when needed could prevent us from executing our business strategy.

We may need to raise capital to fund the operations of the Company. Our capital requirements will vary from quarter to quarter. Factors which may affect our future funding requirements include:

•	our ability to generate revenues sufficient to become cash-flow positive;

•	capital expenditures;

•	the costs and timing of expansion of or changes in our product development efforts and the success of these development efforts;

•	repurchases of outstanding securities;

•	the costs and timing of expansion of sales and marketing activities;

•	the extent to which our existing and new products gain market acceptance;

•	the need to adapt to changing technologies and technical requirements;

•	competing technologies and market developments;

•	the acquisition, sales or in-bound or out-bound licensing of businesses or technologies;

•	our ability to maintain and establish reseller and other strategic relationships;

•	the time and costs involved in filing, prosecuting, defending and enforcing patent and intellectual property claims and rights;

•	the time and costs involved in defending litigation matters; and

•	fluctuations in our operating results; and our inventory and receivables management.

Financing may not be available on favorable terms or at all when and if we need it. If we require additional capital at a time when investment in networking companies such as ours, or in the marketplace generally, is limited due to the then prevailing market or other conditions or if we are viewed unfavorably by the market, we may not be able to raise such funds at the time that we need to or at any time thereafter. Future equity financings may be dilutive to the existing holders of our common stock. Future debt financings could involve restrictive covenants and may not be on favorable terms, particularly if the payment of our convertible notes is accelerated. If adequate funds are not available or are not available on acceptable terms, this would significantly limit our ability to execute our business plan, hire, train and retain employees, take advantage of unanticipated opportunities such as acquisitions of businesses or technologies, develop or enhance products or respond to competitive pressures.

Our quarterly revenue and operating results are likely to fluctuate which could cause us to miss quarterly revenue targets and result in a decline in our stock price.

We base our operating expenses on anticipated revenue trends. A high percentage of our expenses remain relatively fixed despite changes in revenue, including marketing, research and development and general administrative expenses, and expenses for employee compensation other than sales commissions. This means that any failure to achieve anticipated revenues could cause our quarterly operating results to fall below the expectations of public market analysts or investors, which could cause the price of our common stock to fall.

Our quarterly revenue and operating results may vary significantly in the future due to a number of factors, including:

•	fluctuations in demand for our products and services;

•	unexpected product returns due to warranty-related issues or other reasons currently unknown to management, or the cancellation or rescheduling of significant orders;

•	our ability to develop, introduce, ship and support new products and product enhancements and manage product transitions;

•	the timing of our sales within a quarter, which can fluctuate widely and subject us to risks such as unexpected component shortages, limits on manufacturing capacity, and difficulties with order management and shipping;

•	the timing and amount of non-cash stock-based compensation charges;

•	our ability and our suppliers’ abilities to attain and maintain production volumes and quality levels for our products; and

•	write-downs resulting from other-than-temporary declines in value of our investments in equity and convertible debt securities.

Due to these factors, we believe that you should not rely on period-to-period comparisons of our operating results as an indicator of our future performance.

Our focus on sales to service provider customers subjects us to risks that may be greater than those for vendors who sell products to a more diverse group of customers.

Our end customers (not including resellers and OEMs) are almost exclusively commercial providers of data, telecommunications and cable services. These customers include local exchange carriers, long distance carriers, inter-exchange carriers, Internet service providers, metropolitan service providers, content hosting providers and cable operators whose businesses depend on the continuing demand for differentiated services by their customers. We also have a limited number of government and educational institution customers that provide data and telecommunications services to end users much in the same manner as commercial service providers.

Service providers tend to concentrate their vendor relationships with a small number of equipment suppliers. Periodically, service providers will issue requests for proposals (RFP’s), and enter long-term supply agreements with one or two vendors. In the past we have won a limited number of such supply agreements, and we have also lost bids for such supply agreements to our competitors. If we are unable to win additional supply relationships, our revenue and market share could decline and our business could be negatively affected.

Our exposure to these risks is greater than it is for vendors who sell to a more diversified customer base. We believe that there are risks arising from doing business with service providers in these markets that may not be faced by some of our competitors in their relationships with corporate and other customers, including:

•	Large, long-term agreements that are awarded to other vendors;

•	Large transactions that, although ultimately awarded to Riverstone, take longer than anticipated to negotiate, and therefore the shipments occur later in time than original expected;

•	Purchasing delays in anticipation of our planned introduction of new products and product enhancements;

•	negative publicity arising from service failures attributed to our products, whether or not our products actually failed; and

•	the service providers’ demonstrated practice of changing vendors, or purchasing similar equipment from two competing vendors, causing our customers to switch to another supplier that provides, or that they believe provides, superior performance or cost-effectiveness.

The occurrence of these events may lead our customers to delay orders, delivery times or payments for our products, or require us to increase the time and costs associated with our sales efforts.

The pending SEC investigation regarding the restatement of our financial statements is likely to result in the Company incurring substantial legal expenses, and could result in civil or criminal penalties.

In April 2003, the SEC commenced an informal inquiry regarding our accounting practices. The SEC subsequently issued a formal order of investigation. We are cooperating fully with the SEC. However, responding to the SEC review has required, and will likely continue to require, substantial legal expense and diversion of management’s attention and resources in the foreseeable future. If the SEC files an enforcement action, the defense against this type of action could be costly and require additional management resources. If we are unsuccessful in defending against this or other investigations or proceedings, we may face civil or criminal penalties or fines that could seriously harm our business and results of operations. Any negative developments with respect to the investigation or any SEC action against us could harm our business and cause the price of our common stock to decline significantly.

If we remain out of compliance with the SEC requirement that we file current financial statements on a timely basis, our securities could be deregistered.

Under section 12(j) of the Securities Exchange Act, the SEC has the authority to revoke the registration of the Company’s securities based upon the Company’s failure to file current financial statements. If the Company continues to be unable to file its current financial statements, there is a risk that the SEC will proceed with an action under section 12(j).

We may not be able to attract, integrate, manage and retain senior executives and other qualified key personnel, due to the morale impact of our financial statement restatement process, previous layoffs, our inability to grant options, and our employees’ inability to exercise options.

During the past twelve months, we have had substantial turnover in the finance department and with many other key employees throughout the Company. In particular, we have experienced personnel changes in the Chief Financial Officer, Vice President Finance, Controller, and Vice President Internal Audit positions. Our success depends to a significant degree upon the continued contributions of our key long-time engineering, sales and marketing, customer support and manufacturing personnel, many of whom would be difficult to replace. In addition, our future success also depends on our ability to attract, integrate, manage and retain highly skilled employees at all levels of the Company, in particular in our growing Bangalore research and development subsidiary. Competition for some of these personnel is intense, and in the past, we have had difficulty hiring employees in our desired time frame, particularly software and hardware engineers. We may be unsuccessful in attracting and retaining personnel. The loss of the services of any of our key personnel, the inability to attract or retain qualified personnel in the future or delays in hiring required personnel, particularly engineers and sales personnel, could make it difficult for us to manage our business and meet key objectives, such as timely product introductions.

In November 2005, we are initiating a restructuring plan that will involve reducing the number of employees and contractors in our workforce. These reductions will result in reallocations of employee duties. Workforce reductions and job reassignments could negatively affect employee morale, and make it difficult to motivate and retain the remaining employees and contractors, which would affect our ability to deliver our products in a timely fashion and otherwise negatively affect our business.

In addition, because our Registration Statement on Form S-8 will not be effective until we have fully complied with the reporting requirements of the Securities Exchange Act of 1934, which require us to file three full years of audited financial statements, our employees will continue to be unable to exercise outstanding stock options. Finally, if we fail to be relisted on Nasdaq, turnover may increase because of the effect on the market price of, and the liquidity of the trading market for, our common stock as well as our inability to grant stock options in compliance with applicable state securities laws.

We continue to expand our Bangalore, India research and development facility; a number of factors could cause us not to realize the benefits we intend to achieve by relocating a substantial portion of our engineering and technical support operations to that location, including an inability to hire qualified personnel, a failure to obtain tax benefits for which we intend to apply, and the increasing cost of doing business in India.

In 2004, we established a subsidiary, Riverstone Networks India Private Limited (“Riverstone India”), in Bangalore, India. Since we began hiring, we have employed well over 100 engineers in that location, and we intend to continue hiring engineers as well as technical support and other administrative staff. The principal benefits of establishing this facility were the ability to attract highly qualified engineers in a location that is considerably less expensive than our headquarters in Santa Clara, California. In addition, we intend to apply for tax benefits offered by the Indian government that are meant to attract technology businesses such as ours to Bangalore. Our plans to continue expansion of the Bangalore operation could be negatively affected by our inability to continue hiring qualified personnel. Also, the government could reject our application for tax benefits, which would increase the costs of running Riverstone India far beyond what we expect those costs to be. In addition, the competition for personnel as well as for office space in Bangalore had steadily increased labor and facilities costs, and we expect those costs to continue to increase for the foreseeable future.

We may be unable to expand our direct, as well as our indirect OEM and reseller, sales channels, which may hinder our ability to reach the decision-makers in a prospective customer’s organization and, therefore, to sell products to those prospective customers.

Our products and services require a sophisticated sales and marketing effort targeted at mid-level and senior managers and executives within a prospective customer’s organization. Although we plan to continue to dedicate sales personnel to our target customers, competition for qualified sales personnel is intense, and we may be unable to hire or retain the sales personnel we require.

During the last half of calendar 2003 and the first quarter of calendar 2004, we experienced significant turnover in the North American sales organization. We cannot be certain that the investment we have made in training our new sales personnel will enable us to maintain or increase the level of sales to customers in North America in the future.

Our sales and distribution strategy relies on value-added resellers, original equipment manufacturers, or OEMs, our direct and indirect international sales efforts and our ability to package our products into a complete network infrastructure solution by working with other technology vendors. If we are unable to establish new value-added reseller or OEM relationships, or if our OEMs and valued-added resellers are unsuccessful in distributing our products, our sales could suffer.

We face risks specific to sales outside of the United States.

Our international sales efforts, which historically account for well in excess of 50% of our total worldwide sales, and in which we are making increased investments intended to result in increased sales, expose us to risks including:

•	Longer accounts receivable collection cycles;

•	Difficulties in staffing and managing operations across disparate geographic areas;

•	Higher expenses resulting from tariffs, export controls and other trade barriers;

•	Less effective protection of intellectual property and potentially negative consequences from changes in tax laws;

•	Reluctance of prospective customers to do business with us because they are unfamiliar with Riverstone and concerned about our small size relative to other vendors;

•	Fluctuations in exchange rates between the U.S. dollar and the particular local currency;

•	Potential losses if we are unable to successfully manage exchange rate fluctuations through hedging transactions.

A large majority of our revenues come from sales of products in our existing (“RS”) router family, making us dependent on widespread market acceptance of these products; if our product features or pricing do not remain competitive, our revenues will decline.

Most of our revenues result from sales of products in our RS router family. Continuing market acceptance of our products is critical to our future success, and we are more dependent on the market acceptance of our RS router family than competitors with broader product offerings. Factors that may affect the market acceptance of our RS router family include:

•	adoption of advanced routing and switching products and technologies;

•	the performance, price and total cost of ownership of our products;

•	the availability and price of competing products and technologies;

•	brand recognition of the Riverstone name; and

•	the success and development of our sales and marketing organizations and resellers.

If we fail to achieve and maintain market acceptance for our RS router family, our revenues may be harmed.

We may not be able to launch successfully our new Riverstone 15100 and 15200 products; failure to do so may cause us to lose customers and potential customers that need the features and functionality offered in this product.

We currently plan to release two new members of our Riverstone 15000 product family, called the “Riverstone 15100,” and the “Riverstone 15200.” We plan to release the Riverstone 15100 in the fourth quarter of our fiscal 2006, and the Riverstone 15200 in the first quarter of our fiscal 2007. The products are currently in the testing and final development stages. While we still expect to release the products on schedule, a number of factors could delay or permanently prevent us from selling this product successfully to customers. Those factors include, without limitation:

•	Unexpected technical issues with the product;

•	The release of new products by our competitors with superior features and/or performance from competitors, which could cause us to delay our product release in order to offer competitive features on the newest members of the Riverstone 15000 product family;

•	Our inability to obtain key parts from suppliers; and

•	Lack of demand, or suppressed demand, from our carrier customers.

Intense competition in the market for network equipment could result in a reduction in sales, which would prevent us from attaining profitability.

The market for network equipment is very competitive and has historically been dominated by Cisco Systems and Alcatel S.A. and other smaller public and private companies. These competitors may have developed or could in the future develop new technologies that compete with our products or even make our products obsolete. Consolidation in our industry is occurring and is likely to continue. Future acquisitions by, and mergers among, our competitors and potential competitors could expand their product offerings and accelerate their development of new technologies, and thereby enhance their competitive advantage.

Many of our competitors have significantly more established customer support and professional services organizations and substantially greater financial resources than we do. Many of our competitors also have much greater name recognition, on a global, regional and national level, and have a more extensive customer base and broader customer relationships and product offerings, than we do. These companies can rely on their customer bases and broader product offerings and adopt aggressive pricing policies to gain market share. We expect that competitive pressures may result in price reductions, reduced margins and loss of market share, which would materially harm our business, results of operations and financial condition.

We expect continued pressure to reduce the average selling prices of our products, which may reduce our revenues and gross margins.

Our industry has experienced on-going erosion of average selling prices. We anticipate that the average selling prices of our products will decrease in the future in response to competitive pricing pressures, increased sales discounts, new product introductions by us or our competitors and increasing availability of relatively inexpensive standard microprocessors that can perform some of our products’ functionality. If we are unable to achieve sufficient cost reductions and increases in sales volumes, this decline in average selling prices will reduce our revenues and gross margins.

We rely upon single or a limited number of sources for the purchase of several key components for our products, and could lose sales or be unable to deliver products if these sources fail to fulfill our needs and we are unable to find alternative sources.

We purchase several key components used in the manufacturing of our products from single or a limited number of sources and are dependent upon supply from these sources to meet our needs. For instance, we purchase several of our key proprietary application-specific integrated circuits, or ASICs, from NEC, Agere, and LSI Logic. These proprietary ASICs are very complex, and NEC, Agere, and LSI Logic are our sole source suppliers for the specific types of ASICs that they supply to us. We do not have a long-term fixed price or minimum volume agreement with any of these suppliers. Should we encounter problems with NEC, Agere, and LSI Logic, we may not be able to develop an alternate source in a timely manner, which would prevent us from delivering our routers.

We generally do not have long-term binding commitments from our customers; if significant customers cancel, reduce or delay large purchases, our revenues could decline and the price of our stock may fall.

Historically, a limited number of customers have accounted for a significant portion of our revenues. We generally do not have long-term binding purchase commitments from these customers. Accordingly, customers making large purchases from us are likely to vary over time, due to changes in our product cycles, customer needs, competition or economic circumstances. In addition, some of our former significant customers have filed for bankruptcy and ceased operations. Although our largest customers may vary from period to period, we anticipate that our operating results for any given period will continue to depend significantly on large orders from a small number of customers. If any of our large customers cancels, reduces or delays purchases, our revenues and our plans to achieve profitability would be harmed. Such harm to revenues and potential future profitability could cause our stock price to fall.

Because the purchase of our products often represents a significant decision on the part of potential customers, we may expend significant resources on potential customers without achieving actual sales.

Purchases of our products often represent a significant strategic decision and capital investment by our customers related to their communications infrastructure, and typically involve significant internal procedures involving the evaluation, testing, implementation and acceptance of new technologies. This evaluation process frequently results in a lengthy sales process, often ranging from several months to longer than a year, and purchases of our products are subject to a number of significant risks, including customer budgetary constraints and internal qualification and acceptance reviews. During this time we may incur substantial sales and marketing expenses and expend significant management effort. The length of the sales cycle, and the magnitude of our investment in the sales process, is substantial for our customers. If sales forecasts from a specific customer for a particular quarter are not realized in that quarter, we may be unable to replace those delayed or lost orders with orders from other customers. The result of these delayed or lost orders could significantly reduce our revenue for that quarter and thereby harm our operating results.

We currently depend on a single contract manufacturer to deliver quality products in a timely manner for all of our manufacturing requirements, and a failure by this contract manufacturer would impair our ability to deliver products, and therefore have a negative effect on our business, operating results and overall financial condition.

We outsource all of our manufacturing to one company, which manufactures our products in San Jose, California. If the demand for our products grows, we will need to increase our material purchases and our contract manufacturing capacity with our contract manufacturer or add additional contract manufacturers. Our current manufacturer and any future contract manufacturers may not be able meet our future requirements. Further, on occasion we have experienced manufacturing quality problems that our manufacturer has been able to correct; however, there can be no assurance that such quality problems will not occur in the future, and if they occur, that the manufacturer will be able to correct them. We have experienced a delay in product shipments from our contract manufacturer in the past, which in turn delayed product shipments to our customers. We may in the future experience similar and other problems, such as insufficient quantity of product, which could materially harm our business and operating results. The inability of our contract manufacturer to provide us with adequate supplies of high-quality products or the loss of our contract manufacturer would cause a delay in our ability to fulfill orders while we obtain a replacement manufacturer and would have a significant negative effect on our business, operating results and financial condition.

We expect our new 15100 and 15200 products to be manufactured by a company that has not manufactured our products before; the new manufacturer could experience yield, quality and supply chain management problems that our current manufacturer has minimized or avoided.

Our new 15100 and 15200 products likely will be built by a different manufacturer from the company that is currently our sole contract manufacture. We have no experience with the new company on which to determine whether the new company can build products of sufficient yield or quality to meet the demands of our carrier customers. In addition, the new manufacturer could experience difficulties in managing the suppliers of components for these new products. These factors could impact our ability to meet demand in a timely manner, which could in turn affect our sales revenue and ability to maintain acceptable gross margins.

We base our purchasing decisions on a forecast of anticipated orders of our products; if actual orders are higher or lower than our forecast, we could lose sales due to parts shortages or be obligated to pay additional manufacturing charges due to excess parts purchases.

We forecast anticipated product orders to determine our material requirements. If customer orders do not match forecasts, we may have excess or inadequate inventory of materials and components. In the past, we have experienced shortages of some components, resulting in delays in filling orders. If we cannot obtain necessary components, we may not be able to meet customer orders and our business and results of operations could suffer.

We also have potential exposure to the contract manufacturer, such as carrying costs and excess material, if it procures components and builds products based on forecasts we provide it and the actual component usage and product sales are significantly lower than we had forecast. We adjust the carrying value of our inventory to provide for excess and obsolete inventory based on our expectation of future sales. We believe these adjustments are adequate; however, if the demand for our products differs significantly from our estimates, our adjustments may need to be increased which could adversely affect our gross margin for a given period.

The market for network equipment is subject to rapid technological change, and if we fail to accurately predict and respond to market developments or demands, we will be unable to compete successfully.

The market for network equipment is characterized by rapid technological change, frequent new product introductions, changes in customer requirements and evolving industry standards. Our future performance will depend on our successful development and introduction and the market acceptance of new and enhanced products that address customer requirements in a cost-effective manner. We may be unsuccessful in completing the development or introduction of these product enhancements or new products on a timely basis or at all. The failure of these enhancements or new products to operate as expected could delay or prevent future sales. Developments in routers and routing software could also significantly reduce demand for our product. Alternative technologies and customer requirements could achieve widespread market acceptance and displace the technologies, protocols and service requirements on which our product lines are based. Our technological approach may not achieve broad market acceptance, and other technologies or devices may supplant our approach.

Our products are very complex; defects that are not detected and corrected before products are shipped may result in substantially increased additional engineering and support costs and harm our reputation with our customers.

Networking products are extremely complex and must operate successfully with equally complex products of other vendors. These products frequently contain undetected software or hardware errors when first introduced or as new upgrades are released. Additionally, the pressures we face to be the first to market new products increase the possibility that we will offer products in which our customers or we later discover errors. We have experienced new product and product upgrade errors in the past and may experience similar problems in the future. These problems could result in our incurring significant warranty, support and repair costs, divert the attention of our engineering personnel from our product development efforts and cause significant customer relations problems. These adverse consequences could result in reduced sales.

If we are unable to deliver the high level of customer service and support demanded by our customers, we may lose customers and our operating results will suffer.

Our customers demand a high level of customer service and support. Our customer service and support functions are provided primarily by our internal resources as well as by a limited number of resellers. In certain countries, first-level support is provided by our service delivery partners. If we are unable to satisfy our customers with a high level of service and support provided by us and our delivery partners, any resulting customer dissatisfaction could impair our ability to retain customers and make future sales.

Some of our customers may not pay us for products we deliver to them, which would adversely affect our cash flow, revenue and stock price.

We investigate the credit-worthiness of our customers. Where appropriate, we require customers to pay in advance for products or to establish letters of credit. In addition, we establish credit limits and set payment terms to minimize the likelihood that our customers do not pay for equipment delivered to them. Nevertheless, for those customers to whom we sell on credit, some may not be able to pay us in a timely manner, or may delay payment of the amounts that they owe us. The inability of some of our customers to pay us for our products may adversely affect our cash flow, the timing of our revenue recognition and the amount of our revenue or our bad debt expense, which may cause our stock price to decline.

Our ability to protect our intellectual property is limited and may not be sufficient to enable us to cost-effectively use our property rights to prevent competitors from marketing products with similar functionality that infringe our rights.

We rely on a combination of patent, copyright, trademark and trade secret laws, licensing agreements and restrictions on disclosure of confidential information to protect our intellectual property rights. We cannot assure you that any patents that we hold will protect our intellectual property or provide any significant competitive advantage or will not be challenged by third parties. Other parties may also independently develop similar or competing products that do not infringe our patents. We may be required to spend significant resources to monitor and police our intellectual property rights. We may not be able to detect infringement and may lose our competitive position in the market before we do so. Although we attempt to protect our intellectual property rights, we may be unable to prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. If we fail to protect or to enforce our intellectual property rights successfully, our competitive position could suffer, which could harm our operating results.

A successful claim that our intellectual property infringes upon the proprietary rights of others could harm our ability to sell and develop our products and would likely result in our having to pay damages.

From time to time we receive, and are likely to continue to receive, claims that we or our customers, manufacturers or suppliers are infringing or contributing to the infringement of their intellectual property rights. For instance, we recently settled an action brought by Toshiba Corporation, alleging that we infringe certain of their patents. Further, we may be unaware of intellectual property rights of others that may cover some of our technology, product or services.

When we receive such infringement claims, we attempt to evaluate their merits. If appropriate, we may seek to resolve such claims by paying a royalty and obtaining a license without the need to resort to litigation. However, we may not be able to obtain royalty or license agreements on terms acceptable to us, or at all. Any litigation regarding patents or other intellectual property could be costly and time-consuming and could divert our management and key personnel from our business operations. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. We also may be subject to significant damages or injunctions against development and sale of our products.

If our products do not comply with evolving industry standards and government regulations, they may not be widely accepted, which may prevent us from sustaining our revenues or achieving profitability.

The market for network equipment products is characterized by the need to support industry standards as different hardware and software standards emerge, evolve and achieve acceptance. To be competitive, we must continually introduce new products and product enhancements that meet these emerging standards. We have had to delay the introduction of new products to comply with third party standards testing. We may be unable to address compatibility and interoperability issues that arise from technological changes and evolving industry standards. In the United States, our products must comply with various governmental regulations and industry regulations and standards, including those defined by the Federal Communications Commission, Underwriters Laboratories and NEBS. Internationally, products that we develop may be required to comply with standards or obtain certifications established by telecommunications authorities in various countries and regions such as the European Union, or with recommendations of the International Telecommunications Union. If we do not comply with existing or evolving industry standards or fail to obtain timely domestic or foreign regulatory approvals or certificates, we will be unable to sell our products where these standards or regulations apply, which may prevent us from sustaining our revenues or achieving profitability.

Our stock price has been and is likely to continue to be volatile, which could result in substantial losses for individual stockholders.

The stock markets in general, and the markets for high technology stocks in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price of our common stock has been volatile, and we expect that it will continue to be volatile. This volatility could result in substantial losses to individual stockholders and holders of our convertible subordinated notes.

We may not be able to obtain relisting on NASDAQ; if we fail to do so, the market for our common stock will remain limited.

On September 11, 2003, the Company’s stock was delisted by NASDAQ. In order to be relisted, we will have to satisfy the NASDAQ initial listing requirements. There is no assurance that we will be able to comply with all of the listing requirements necessary to obtain relisting. If we cannot do so, the continued delisted status of our common stock would likely have a material adverse effect on the market price of, and the liquidity of the trading market for, our common stock.

We face litigation risks that could force us to incur substantial defense costs and could result in damages awards against us that would negatively impact our business.

We continue to be involved in litigation matters each of which may be time-consuming, expensive to defend, and disruptive to normal business operations. The outcome of litigation is inherently difficult to predict. An unfavorable resolution of any specific lawsuit could have a material adverse effect on our business, results of operations and financial condition.